EXHIBIT INDEX

1.A.(8)(j)     Copy of Participation  Agreement By and Among Baron Capital Funds
               Trust and BAMCO,  Inc. and  American  Enterprise  Life  Insurance
               Company, dated Sept. 1, 1999

1.A.(8)(l)     Copy of Participation  Agreement by and among American Enterprise
               Life Insurance Company, American Express Financial Advisors Inc.,
               Lazard Asset Management, and Lazard Retirement Series, Inc., dated Sept. 1, 1999

1.A.(8)(m)     Copy of  Participation  Agreement  Among MFS  Variable  Insurance
               Trust,   American   Enterprise   Life   Insurance   Company   and
               Masachusetts Financial Services Company, dated Sept 1, 1999

1.A.(8)(o)     Copy of  Participation  Agreement By and Among Royce Capital Fund
               and  Royce  &  Associates,  Inc.  and  American  Enterprise  Life
               Insurance Company, dated Sept. 1, 1999

1.A.(8)(p)     Copy of Participation  Agreement By and Among American Enterprise
               Life Insurance Company and Warburg Pincus Trust and Credit Suisse
               Asset   Management,   LLC  and  Credit  Suisse  Asset  Management
               Securities, Inc., dated Sept. 1, 1999

2.             Opinion of counsel

6.             Actuarial opinion of Mark Gorham

7.(a)          Written actuarial consent of Mark Gorham

7.(b)          Written auditor consent of Ernst & Young LLP

7.(c) Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001